                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                           ________________________



                                   FORM 8-K

                                CURRENT REPORT



                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported)
                               January 21, 1999


                                FMC CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


           Delaware                       1-2376                94-4079804
----------------------------           -----------        ---------------------
(State or other jurisdiction           (Commission        (I.R.S. Employer
   of incorporation)                    File Number)      Identification No.)



              200 East Randolph Drive, Chicago, Illinois   60601
      -------------------------------------------------------------------
             (Address of principal executive offices)  (Zip Code)

                                (312) 861-6000
                        -------------------------------
                        Registrant's telephone number,
                              including area code

Item 5.  Other Events

On January 21, 1999, FMC Corporation issued the following release:

FMC REPORTS 1998 FOURTH QUARTER RESULTS

Chicago, January 21, 1999--FMC Corporation today reported 1998 fourth quarter sales from continuing operations of $1.1 billion, up slightly from the 1997 fourth quarter. After-tax income from continuing operations in the fourth quarter was $36 million, or $1.06 per share on a diluted basis, up from $20 million, or $0.53 per share, before restructuring and impairment charges in last year's quarter. During the 1998 fourth quarter, FMC also took a $70 million charge to increase environmental reserves for discontinued operations.

In 1998, sales from continuing operations were $4.4 billion, up from $4.3 billion in 1997. After-tax income from continuing operations was $185 million, or $5.30 per share on a diluted basis, compared with $156 million, or $4.13 per share, before restructuring and impairment charges in 1997.

Beginning this quarter, FMC is providing results based on five business segments. The previous Machinery and Equipment segment has been divided into two segments: Energy Systems, and Food and Transportation Equipment. Performance Chemicals has now been divided into Agricultural Products and Specialty Chemicals. There has been no change to the Industrial Chemicals segment.

According to FMC Chairman and Chief Executive Officer Robert N. Burt: "Fourth quarter and 1998 results were consistent with our objectives. We made significant progress toward our return on investment goal of 15 percent by 2001--with ROI increasing to just under 12 percent in 1998 from 9.6 percent in 1997. Earnings per share from continuing operations in 1998 were up 28 percent from 1997 depressed levels. We continued to actively manage our portfolio, divesting the Crosby Valve operation and acquiring the leading subsea wellhead company in Brazil, as well as negotiating the pending purchase of Tg Soda Ash. I feel confident that we can achieve our goals in 1999, including our goal of 10 percent annual EPS growth."

Review of Operations

Energy Systems sales of $385 million in the 1998 fourth quarter were up 17 percent from $328 million in last year's quarter. Earnings of $31 million were up from $30 million in the prior-year period. The results reflect the continued strength of FMC's subsea systems business, which has been strong all year, as well as a full quarter of sales from CBV, the Brazilian subsidiary acquired in the third quarter. Sales increased to a number of customers, including Shell, Statoil and Elf Aquitaine. Backlog of $878 million was up $127 million from year-end 1997.

Food and Transportation Equipment sales of $224 million decreased from $236 million in last year's quarter, primarily reflecting lower deicer sales in airport products; however, 1998 profits of $22 million increased from $20 million in the 1997 fourth quarter. The increased profits primarily reflect the higher margins of aftermarket sales, as well as continued cost reductions. Backlog for the segment was $256 million, up $16 million from year-end 1997.

Agricultural Products sales were $116 million, up from $112 million in last year's quarter. Due to the seasonal nature of the business, this segment reported a loss of $3 million in the traditionally weaker fourth quarter compared with a loss of $32 million in the prior-year quarter. The large loss in the 1997 fourth quarter reflected higher manufacturing variances, coupled with fourth quarter weakness in developing markets, which were not repeated in 1998. Performance in the 1998 quarter resulted from improvement in Asia-Pacific, Brazil and specialty termiticide markets.

Specialty Chemicals sales were $141 million in the 1998 fourth quarter, down from $144 million in the prior-year quarter. Earnings were $18 million, up 13 percent from $16 million in last year's quarter. Food ingredients and process additives had strong performances during the quarter, offset by continuing price competition in commodity lithium products.

Industrial Chemicals sales were $257 million in the fourth quarter, down from $262 million in last year's quarter; however, profits of $29 million improved from $25 million in the previous year's quarter. Strong manufacturing and cost performance across the segment was more than sufficient to offset continuing market pressure in soda ash and hydrogen peroxide. Also, the quarter was aided by the change in the annual longwall maintenance shutdown in the soda ash mine from the fourth quarter last year to the third quarter in 1998. The pricing outlook for hydrogen peroxide also improved during the quarter.

Corporate expenses were $23 million in the 1998 fourth quarter, compared with $20 million in the prior-year quarter, while full year expenses were $85 million, down from $86 million in 1997. Interest expense was $27 million, up from $22 million in last year's quarter, reflecting higher debt levels and the refinancing of some debt to long-term from short-term. For the year, interest expense was $108 million, roughly equal to 1997 levels.

In the fourth quarter of 1998 FMC took a $70 million ($43 million after tax or $1.27 per share) environmental charge related to several discontinued operations. The majority of the charge relates to an agreement in principle that FMC has reached with the U.S. Environmental Protection Agency and the U.S. Department of Justice regarding settlement of past costs and future clean-up work at the discontinued fiber manufacturing site in Front Royal, Virginia. There was a net loss for the quarter after this charge of $0.21 per share on a diluted basis.

Full-year 1998 Results

Energy Systems sales of $1.3 billion were up 15 percent from prior-year sales of $1.1 billion, and earnings of $95 million were up 24 percent from $77 million in 1997. Demand in the subsea business remained strong, with higher sales to Shell, Statoil and Elf Aquitaine, among others. The results also reflect the acquisition of CBV in the 1998 third quarter. FMC continued to solidify its premier position in subsea systems during the year, receiving a $230 million order for the Terra Nova project on the Grand Banks of Newfoundland in the first quarter and a $200 million order for the Elf Girassol project, offshore Angola, in the third quarter.

Sales of Food and Transportation Equipment were $868 million in 1998, down from $890 million in 1997. Earnings were $73 million, up 14 percent from $64 million in 1997. Sales and earnings were up in airport products, primarily reflecting increases at Jetway Systems. FMC FoodTech sales were down, reflecting weaker sales in Asia, but profits improved on continued cost reductions.

Sales for Agricultural Products were $648 million in 1998, up from $638 million in 1997. Earnings were $76 million for 1998, up from $35 million in 1997. The low 1997 earnings primarily reflected the start-up problems at the sulfentrazone plant in that year. Agricultural Products also cut costs significantly during 1998, increasing profitability.

Specialty Chemicals sales were $598 million in 1998, down slightly from $605 million in 1997. Earnings were $78 million, up from $77 million in 1997. Earnings at food ingredients and process additives were up for the year. Sales and earnings declined in the lithium business due to continued price competition in upstream products.

Industrial Chemicals sales were $974 million in 1998, down slightly from 1997. Earnings of $118 million in 1998 were down from $136 million in 1997. The decline in sales and earnings primarily reflect soda ash price and volume declines as sales to Asia were down significantly during the year.

Net income for 1998 was $107 million, or $3.05 per share on a diluted basis, reflecting income from continuing operations of $5.30, the environmental charges for discontinued operations in the fourth quarter and a first quarter accounting change.

FMC is one of the world's leading producers of chemicals and machinery for industry and agriculture. FMC employs approximately 17,000 people at more than 100 manufacturing facilities and mines in more than 25 countries. The company divides its businesses into five segments: Energy Systems, Food and Transportation Equipment, Agricultural Products, Specialty Chemicals, and Industrial Chemicals.

Safe Harbor Statement under the Private Securities Litigation of 1995:
Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors in the corporation's Form 10-K report and other SEC filings. Such information contained herein represents management's best judgment as of the date hereof based on information currently available. The corporation does not intend to update this information and disclaims any legal liability to the contrary.

                 FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES
                 ---------------------------------------------
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                  -------------------------------------------
             (Unaudited and in millions, except per share amounts)



                                                        Three Months         Twelve Months
                                                     Ended December 31     Ended December 31
                                                    --------------------  --------------------
                                                      1998       1997       1998       1997
                                                    ---------  ---------  ---------  ---------
Sales                                               $1,115.9   $1,072.4   $4,378.4   $4,259.0

Operating costs                                      1,039.7    1,024.1    4,014.4    3,936.1
Asset impairments                                          -      224.0          -      224.0
Restructuring and other charges                            -       40.9          -       40.9
                                                    --------   --------   --------   --------
Total costs and expenses                             1,039.7    1,289.0    4,014.4    4,201.0
                                                    --------   --------   --------   --------
                                                        76.2     (216.6)     364.0       58.0
Minority interests                                       1.9        0.8        6.2        8.9
Net interest expense                                    27.0       22.1      108.3      108.8
                                                    --------   --------   --------   --------
Income (loss) from continuing
  operations before income taxes
  and cumulative effect of changes
  in accounting principles                              47.3     (239.5)     249.5      (59.7)
Provision for income taxes                              11.8      (78.1)      64.2      (35.2)
                                                    --------   --------   --------   --------
Income (loss) from continuing
  operations before cumulative
  effect of changes in accounting
  principles                                            35.5     (161.4)     185.3      (24.5)
Discontinued operations, net of
  income taxes                                         (42.7)     152.7      (42.7)     191.4
                                                    --------   --------   --------   --------
Income (loss) before cumulative
  effect of changes in accounting
  principles                                            (7.2)      (8.7)     142.6      166.9
Cumulative effect of changes in
  accounting principles, net of
  income taxes**                                           -       (4.5)     (36.1)      (4.5)
                                                    --------   --------   --------   --------
Net income (loss)                                   $   (7.2)  $  (13.2)  $  106.5   $  162.4
                                                    ========   ========   ========   ========

                 FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES
                 ---------------------------------------------
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Continued)
                  -------------------------------------------
             (Unaudited and in millions, except per share amounts)

                                                       Three Months         Twelve Months
                                                     Ended December 31    Ended December 31
                                                    -------------------  -------------------
                                                      1998       1997      1998      1997
                                                    ---------  --------  --------  ---------
Basic earnings (loss) per common
  share:
Continuing operations                                 $ 1.08    $(4.50)   $ 5.45     $(0.67)
Discontinued operations                                (1.30)     4.26     (1.26)      5.20
Cumulative effect of changes in
  accounting principles**                                  -     (0.13)    (1.06)     (0.12)
                                                      ------    ------    ------     ------
Net income (loss) per common share                    $(0.22)   $(0.37)   $ 3.13     $ 4.41
                                                      ======    ======    ======     ======
Average number of shares used in
  basic earnings per share
  computations                                          32.9      35.8      34.0       36.8
                                                      ======    ======    ======     ======
Diluted earnings (loss) per common
  share:
Continuing operations                                 $ 1.06    $(4.50)   $ 5.30     $(0.67)
Discontinued operations                                (1.27)     4.26     (1.22)      5.20
Cumulative effect of changes in
  accounting principles**                                  -     (0.13)    (1.03)     (0.12)
                                                      ------    ------    ------     ------
Net income (loss) per common share                    $(0.21)   $(0.37)   $ 3.05     $ 4.41
                                                      ======    ======    ======     ======
Average number of shares used in
  diluted earnings per share
  computations                                          33.7      35.8*     34.9       36.8*
                                                      ======    ======    ======     ======

 *Shares resulting from conversion of stock options are excluded from the 1997 calculations of diluted earnings (loss) per share because the effect on continuing operations would be antidilutive.

**Reflects the required write-offs in 1997 of $7.5 million of capitalized business process reengineering costs and in 1998 of $46.5 million of capitalized start-up costs under newly-issued accounting pronouncements.

                 FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES
                 ---------------------------------------------
    CONDENSED CONSOLIDATED STATEMENTS OF INCOME FROM CONTINUING OPERATIONS
    ----------------------------------------------------------------------
                        EXCLUDES SPECIAL EXPENSE ITEMS*
                        -------------------------------
             (Unaudited and in millions, except per share amounts)



                                                         Three Months             Twelve Months
                                                      Ended December 31         Ended December 31
                                                    ---------------------     ---------------------
                                                      1998         1997         1998         1997
                                                    --------     --------     --------     --------
Sales                                               $1,115.9     $1,072.4     $4,378.4     $4,259.0
Operating costs and expenses                         1,039.7      1,024.1      4,014.4      3,936.1
                                                    --------     --------     --------     --------
                                                        76.2         48.3        364.0        322.9
Minority interests                                       1.9          0.8          6.2          8.9
Net interest expense                                    27.0         22.1        108.3        108.8
                                                    --------     --------     --------     --------
Income from continuing operations
  before income taxes, excluding special
  expense items*                                        47.3         25.4        249.5        205.2
Provision for income taxes                              11.8          5.9         64.2         48.8
                                                    --------     --------     --------     --------
After-tax income from continuing
  operations, excluding special
  expense items*                                    $   35.5     $   19.5     $  185.3     $  156.4
                                                    ========     ========     ========     ========
Basic after-tax continuing income
  per share, excluding special
  expense items*                                    $   1.08     $   0.54     $   5.45     $   4.25
                                                    ========     ========     ========     ========
Average number of common shares
  used in basic per share
  computations                                          32.9         35.8         34.0         36.8
                                                    ========     ========     ========     ========
Diluted after-tax continuing
  income per share, excluding
  special expense items*                            $   1.06     $   0.53     $   5.30     $   4.13
                                                    ========     ========     ========     ========
Average number of common shares
  used in diluted per share
  computations                                          33.7         36.9         34.9         37.9
                                                    ========     ========     ========     ========



* Special expense items consist of asset impairments and restructuring and other charges in 1997.

                 FMC CORPORATION AND CONSOLIDATED SUBSIDIARIES
                 ---------------------------------------------
                             INDUSTRY SEGMENT DATA
                             ---------------------
                          (Unaudited and in millions)
                          ---------------------------


                                                         Three Months         Twelve Months
                                                      Ended December 31     Ended December 31
                                                     -------------------   -------------------
                                                       1998       1997       1998       1997
                                                     --------   --------   --------   --------
Sales
-----
Energy Systems                                       $  384.7   $  327.6   $1,320.9   $1,144.3
Food and Transportation Equipment                       223.8      236.0      868.2      889.5
Agricultural Products                                   116.3      111.8      647.8      637.6
Specialty Chemicals                                     140.7      143.7      598.2      604.8
Industrial Chemicals                                    257.2      261.8      974.4    1,012.0
Eliminations                                             (6.8)      (8.5)     (31.1)     (29.2)
                                                     --------   --------   --------   --------
                                                     $1,115.9   $1,072.4   $4,378.4   $4,259.0
                                                     ========   ========   ========   ========


Income (loss) from continuing
-----------------------------
operations before income taxes and
----------------------------------
cumulative effect of changes in
-------------------------------
accounting principles
---------------------
Energy Systems                                       $   30.9   $   29.7   $   95.2   $   76.5
Food and Transportation Equipment                        22.4       20.3       72.8       63.9
Agricultural Products                                    (3.0)     (32.2)      76.3       35.1
Specialty Chemicals                                      18.1       16.1       77.9       77.2
Industrial Chemicals                                     29.1       25.2      117.5      135.7
                                                     --------   --------   --------   --------
Operating profit from continuing
  operations                                             97.5       59.1      439.7      388.4

Asset impairments (1)                                       -     (224.0)         -     (224.0)
Restructuring and other charges (2)                         -      (40.9)         -      (40.9)
Corporate                                               (22.8)     (19.5)     (85.1)     (86.2)
Other income and (expense), net                          (0.4)       7.9        3.2       11.8
Net interest expense                                    (27.0)     (22.1)    (108.3)    (108.8)
                                                     --------   --------   --------   --------
Income (loss) from continuing
  operations before income taxes
  and cumulative effect of changes
  in accounting principles                           $   47.3   $ (239.5)  $  249.5   $  (59.7)
                                                     ========   ========   ========   ========

Note: Effective December 31, 1998, FMC adopted Statement of Financial Accounting Standards No. 131 with respect to segment reporting. As a result, FMC has changed the number and composition of its segments. The prior periods have been restated and are presented on a comparable basis.

(1) Asset impairments are related to Energy Systems ($18.0 million), Food and Transportation Equipment ($9.0 million), Agricultural Products ($9.0 million), Specialty Chemicals ($62.0 million) and Industrial Chemicals ($126.0 million).

(2) Restructuring and other charges are related to Energy Systems ($17.9 million), Food and Transportation Equipment ($10.0 million) and Agricultural Products ($13.0 million).

                            SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, The Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            FMC CORPORATION


                            By /s/ J. Paul McGrath
                               ------------------------------
                               J. Paul McGrath
                               Senior vice president, general
                                counsel and secretary



Date: February 2, 1999